UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. ___)

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

LAZYDAYS HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

LAZYDAYS HOLDINGS, INC.

4042 Park Oaks Blvd., Suite 350
Tampa, Florida 33610

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 12, 2023

We are pleased to notify you that we will hold the 2023 annual meeting of our stockholders (the “Annual Meeting”) on June 12, 2023, at 9:00 a.m. Eastern Time conducted via live audio webcast by visiting www.virtualshareholdermeeting.com/LAZY2023, for the purpose of considering and acting on the following proposals:

1.	To elect Jerry Comstock and Robert DeVincenzi as Class B directors, each to serve until the 2026 annual meeting of stockholders, or until his successor shall have been duly elected and qualified;

2.	Ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2023; and

3.	To transact such other business as may properly come before the meeting, or any adjournments and postponements of such meeting.

Our Board of Directors has established the close of business on April 28, 2023 as the “record date” for the Annual Meeting. This means that you are entitled to vote at this meeting (virtually or by legally-appointed proxy) if our stock records show that you owned our common or preferred stock at that time.

We hope you will be able to virtually attend the Annual Meeting. Whether you plan to attend the Annual Meeting virtually or not, it is important that you cast your vote. You may vote over the Internet, as well as by mail. Submitting a vote before the Annual Meeting will not preclude you from voting virtually at the Annual Meeting should you decide to attend. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your continued support of Lazydays Holdings, Inc. We look forward to your participation at the Annual Meeting.

LAZYDAYS HOLDINGS, INC.

John North
Chief Executive Officer and Director

May 1, 2023

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS OF

LAZYDAYS HOLDINGS, INC.

4042 Park Oaks Blvd., Suite 350

Tampa, Florida 33610

to be held June 12, 2023

INTRODUCTION

The Board of Directors of Lazydays Holdings, Inc. is soliciting proxies from stockholders for its use at the 2023 annual meeting of stockholders (the “Annual Meeting”), and at any adjournment or postponements of that meeting. The Annual Meeting is scheduled to be held on June 12, 2023, at 9:00 a.m., Eastern Time. The Annual Meeting will be a virtual meeting of stockholders, conducted via live audio webcast. You will be able to attend the Annual Meeting online, vote your shares electronically during the Annual Meeting and submit your questions during the Annual Meeting via a live audio webcast by visiting www.virtualshareholdermeeting.com/LAZY2023.

To improve readability, we will sometimes speak in this proxy statement in the first-person (using words such as “we” or “our” or “us”) and will address stockholders using second-person words (such as “you” or “your”). We will also sometimes refer to Lazydays Holdings, Inc., as “Lazydays,” or the “Company.” References to the Board of Directors of the Company in this proxy statement will usually be shortened to the “Board.”

This proxy statement relates to the solicitation of proxies by our Board for use at the Annual Meeting.

This proxy statement and our 2023 annual report to stockholders are available for viewing, printing and downloading at https://investors.lazydays.com/sec-filings/. Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2022 on the website of the Securities and Exchange Commission at www.sec.gov, or at https://investors.lazydays.com/sec-filings/. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements from us, free of charge, by sending a written request to: Lazydays Holdings, Inc., 4042 Park Oaks Blvd., Suite 350, Tampa, Florida 33610, Attention: Investor Relations.

1

INFORMATION ABOUT THE MEETING AND VOTING

Purpose of the Meeting

The purpose of the Annual Meeting is for the stockholders to consider and act on the following proposals:

1.	To elect Jerry Comstock and Robert DeVincenzi as Class B directors, each to serve until the 2026 annual meeting of stockholders, or until his successor shall have been duly elected and qualified;

2.	Ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2023; and

3.	To transact such other business as may properly come before the meeting, or any adjournments or postponements of such meeting.

Stockholders Entitled to Vote at the Meeting

Our Board has established the close of business on April 28, 2023 as the “record date” for the Annual Meeting. This means that you are entitled to vote at this meeting (and any adjournments) if our records show that you owned shares of our common stock or preferred stock at that time. As of this record date, 17,255,228 shares of our common stock were issued and 13,843,006 were outstanding, and 600,000 shares of our Series A Convertible Preferred Stock, which we refer to as the Series A Preferred Stock or the preferred stock, were issued and outstanding.

Each issued and outstanding share of common stock as of the record date is entitled to one vote on each matter properly to come before the Annual Meeting and can be voted only if the record owner of that share, determined as of the record date, is either present in person at the meeting or represented by proxy.

The holders of shares of the preferred stock are entitled to vote with the holders of shares of common stock and not as a separate class, on all matters properly to come before holders of shares of common stock at the Annual Meeting. Each holder of shares of preferred stock is entitled to that number of votes equal to the whole number of shares of common stock into which such holder’s aggregate number of shares of preferred stock are convertible (pursuant to Section 6 of the Certificate of Designation but as restricted in the case of any Electing Holder (as defined in the Certificate of Designation) by Section 14 of the Certificate of Designation) as of the close of business on the record date. Subject to the foregoing, each holder of shares of the preferred stock is entitled to the number of votes equal to the largest number of full shares of common stock into which all shares of preferred stock held of record by such holder could then be converted (taking into account, for the avoidance of doubt, the Liquidation Preference (as defined in the Certificate of Designation) then in effect (the Liquidation Preference includes all accrued and unpaid dividends on the preferred stock) for purposes of the Conversion Rate (as defined in the Certificate of Designation) and any Conversion Price (as defined in the Certificate of Designation) adjustments made pursuant to Section 8 of the Certificate of Designation) at the record date for the determination of the stockholders entitled to vote on or consent to such matters. As a result, the preferred stock are collectively entitled to 5,998,019 votes on each matter properly to come before the holders of common stock at the Annual Meeting and can be voted only if the record owner of shares of preferred stock, determined as of the record date, is present in person at the meeting or represented by proxy. Collectively, the holders of common stock and preferred stock are entitled to 19,841,025 votes on each matter properly to come before holders of common stock at the Annual Meeting.

Separately, so long as shares of the preferred stock are outstanding, holders of shares of preferred stock, by the vote or written consent of the holders of a majority in voting power of the outstanding shares of the preferred stock, have the right to designate two (2) members to our Board, in addition to such members as are elected by holders of common stock. The two directors designated by the holders of the preferred stock are Jerry Comstock (a Class B director) and Christopher S. Shackelton (a Class C director).

2

Voting Shares of Common Stock or Preferred Stock By Proxy That You Hold In Your Name

In addition to voting during the Annual Meeting via www.virtualshareholdermeeting.com/LAZY2023, you have three choices:

●	VOTE BY INTERNET – www.proxyvote.com. Use the Internet to transmit your voting instructions up until 11:59 P.M. on June 11, 2023. Have the Notice in hand when you access the website. Follow the steps outlined on the secured website.

●	VOTE BY PHONE – 1-800-690-6903. Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. on June 11, 2023.

●	VOTE BY MAIL - Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or mail it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

Voting Shares of Common Stock That You Hold in Brokerage or Similar Accounts

Many stockholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. If you hold your shares of common stock in one of these ways, you are considered a beneficial owner, not a record owner, and you therefore have no direct vote on any matter to come before the Annual Meeting. Your broker, bank, or nominee will send you voting instructions for you to use in directing the broker, bank or nominee in how to vote your shares of common stock. Your broker, bank or nominee may allow you to deliver your voting instructions via the telephone or the Internet.

If you hold your shares of common stock through a broker and you do not timely provide your broker with specific instructions on how to vote your shares of common stock, your broker will not be authorized to cast a vote on your behalf on Proposals 1 or 2. In such cases, a “broker non-vote” may be entered with respect to your shares of common stock on Proposals 1 and 2 to reflect that your broker was present with respect to your shares of common stock at the meeting but was not exercising voting rights on your behalf with respect to those shares of common stock. A broker non-vote occurs when banks, brokers or others who hold shares in street name for a client return a proxy, but provide no instruction as to how shares should be voted on a particular matter.

The shares of preferred stock are only held by stockholders directly in their own name and as a result there will be no broker non-votes with respect to the shares of preferred stock.

Your Voting Options on Each of the Proposals

You may vote “for,” “against” or “abstain” with respect to the election of each nominee for director (Proposal 1 on the proxy card).

You may vote “for,” “against” or “abstain” with respect to the proposal to approve the proposal on the ratification of the appointment of RSM US LLP (“RSM”) as our independent registered public accounting firm for the fiscal year ended December 31, 2023 (Proposal 2 on the proxy card).

If any other matter is presented at the Annual Meeting, your proxy provides that your shares will be voted by the proxy holders named on the Company’s proxy card in accordance with their best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.

3

Our Board’s Voting Recommendations

Our Board recommends that you vote:

●	FOR the proposal to elect Jerry Comstock and Robert DeVincenzi as the Class B directors, each to serve until the 2026 annual meeting of stockholders, or until his successor shall have been duly elected and qualified (Proposal 1 on the proxy card); and

●	FOR ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2023 (Proposal 2 on the proxy card).

If any other matter is properly brought before the Annual Meeting, the Company - through the proxy holders named on the Company’s proxy card or their designees, and pursuant to the blanket authorization granted under the proxy - will vote your shares on that matter in accordance with the discretion and judgment of the proxy holder.

Required Votes to Approve Each Proposal

Two Class B director positions on our Board are scheduled to be filled by vote of the holders of our common stock and preferred stock at the Annual Meeting.

As a stockholder, you are entitled to cast one vote per share of common stock entitled to vote for the nominees for election as director at the Annual Meeting. Directors are elected from among the nominees by a plurality of the votes that are cast among all nominees; this means that the two director nominees who receive the highest number of votes cast “for” their election will be elected as directors of the Company. A properly returned proxy indicating “against” with respect to the election of one or more directors will be voted against the director or directors indicated. A properly returned proxy indicating “abstain” with respect to the election of one or more directors will have no effect on the election of directors. Broker non-votes will not be counted as votes cast on the proposal and will have no effect on the election of directors.

The vote of the holders of a majority of the stock represented and entitled to vote at the meeting will: (i) ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2023 (Proposal 2), and (ii) approve any other matters that properly come before the Annual Meeting. Abstentions will have the same effect as a vote against Proposal 2. Broker non votes are not entitled to vote on Proposal 2.

Quorum

Delaware law provides that any stockholder action at a meeting requires that a quorum exist with respect to that meeting. Once a share is represented for any purpose at a meeting, it is deemed by Delaware law to be present for quorum purposes for the remainder of the meeting and (unless a new record date is or must be set for any such adjournment) any adjournment of that meeting.

The holders of a majority of the capital stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum for the transaction of business. If a quorum is not present or represented at the Annual Meeting, the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, will have power to adjourn the Annual Meeting from time to time, without notice other than announcement at the Annual Meeting, until a quorum is present or represented. At such adjourned Annual Meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the Annual Meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned Annual Meeting, a notice of the adjourned Annual Meeting will be given to each stockholder entitled to vote at the Annual Meeting.

Shares of common stock and preferred stock held of record by stockholders who (in person or by proxy) abstain from voting on any or all proposals (and shares of common stock represented by broker non-votes, described above under “Voting Shares of Common Stock That You Hold in Brokerage or Similar Accounts”) will be included in the number of shares of common stock and preferred stock present at the meeting for purposes of determining the presence of a quorum.

4

Voting on Possible Other Matters

We are not aware that any person intends to propose that any matter, other than the two numbered proposals specifically described by this proxy statement, be presented for consideration or action by our stockholders at the Annual Meeting. If any such other matter should properly come before the meeting, however, favorable action on such matter would generally require the affirmative vote of a majority of the stock represented and entitled to vote at the meeting, unless our certificate of incorporation or Bylaws or applicable law require otherwise. If you vote by proxy, you will be granting the proxy holders named on the Company’s proxy card authority to vote your shares of common stock and preferred stock on any such other matter in accordance with their discretion and judgment.

Revocation of Proxies or Voting Instructions

A stockholder of record who has delivered a proxy card in response to this solicitation may revoke it before it is exercised at the Annual Meeting by executing and delivering a timely and valid later-dated proxy, by participating in the Annual Meeting and voting the shares electronically at the meeting or by giving written notice to the Corporate Secretary. If a stockholder of record has voted via the Internet or telephone, such stockholder may also change that vote with a timely and valid later Internet vote, telephone vote or by participating in the meeting and voting the shares electronically at the meeting. Attendance at the meeting will not have the effect of revoking a proxy unless a stockholder gives proper written notice of revocation to the Corporate Secretary before the proxy is exercised or the stockholder votes at the meeting. Beneficial owners who have directed their broker, bank or nominee as to how to vote their shares should contact their broker, bank or nominee for instructions as to how they may revoke or change those voting directions.

Solicitation of Proxies

Our Board is making this solicitation of proxies for the Annual Meeting. The Company will bear all costs of such solicitation, including the cost of preparing and distributing this proxy statement and the enclosed form of proxy. After the initial distribution of this proxy statement, proxies may be solicited by mail, telephone, facsimile transmission or personally by directors, officers, employees or agents of the Company. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held by them for the accounts of beneficial owners, and we will pay their reasonable out-of-pocket expenses.

5

PROPOSAL 1 –

ELECTION OF DIRECTORS

As of the date of this proxy statement, our Board consists of seven (7) directors, who are divided into three classes. Directors in each class serve a three-year term. The terms of each class expire at successive annual meetings so that the stockholders elect one class of directors at each annual meeting. The current classification of our Board is:

Class A - Terms expiring at the 2025 annual meeting:	Jordan Gnat and Erika Serow

Class B - Terms expiring at the annual meeting:	Jerry Comstock (Designee of Series A Holders) and Robert DeVincenzi

Class C - Terms expiring at the 2024 annual meeting:	John North, James F. Fredlake and Christopher S. Shackelton (Designee of Series A Holders)

Our Board, on the recommendation of its Nominating and Governance Committee, has nominated Messrs. Comstock and DeVincenzi for re-election at the Annual Meeting. If re-elected, Messrs. Comstock and DeVincenzi will serve on our Board until the 2026 annual meeting, or until his successor is duly elected and qualified in accordance with the Company’s Bylaws.

Mr. Fredlake was originally designated to our Board by Lazy Days’ R.V. Center, Inc. (“Lazydays RV”), Mr. Gnat was originally designated to our Board by Andina Acquisition Corp. II (“Andina”) and Messrs. Shackelton and Comstock were originally designated to our Board by certain of the Series A Preferred Stockholders. The holders of preferred stock are entitled to designate up to two (2) members to the Board.

Below is certain information concerning our Board’s nominees for election at the Annual Meeting, followed by information concerning those Board members who are not standing for election this year and whose term of office will continue after the Annual Meeting. The biographies of the nominees and continuing directors below contain information regarding the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and our Board to determine that the person should be re-elected (or should continue to serve even if not standing for re-election) as a director for the Company in 2023.

Following the director biographies is information concerning our corporate governance structure, including descriptions of the standing committees of our Board, namely our Audit, Compensation and Nominating and Governance Committees. The directors serving on each committee are listed in the descriptions below.

Elsewhere in this proxy statement you will find information concerning the numbers of our securities that are beneficially owned by each of our directors (see “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT”) and information regarding the compensation of our directors (see “EXECUTIVE COMPENSATION”). We urge you to review all of this information when deciding how to vote on Proposal 1.

Our Board recommends that you vote FOR the nominees named below.

Nominees for Election as Class B Directors at this Annual Meeting (with a Term to Expire at the 2026 Annual Meeting)

Jerry Comstock, 69, was elected a director in March 2018. Mr. Comstock brings over 36 years of experience as a professional executive in the restaurant, automotive, and retail industries. Mr. Comstock serves on the Board of EYAS Capital, a private equity company that owns and operates restaurants. Mr. Comstock most recently served as Chief Operating Officer of Fridays Restaurants from January 2017 through September 2017. From 2005 until selling the company in December 2016, Mr. Comstock was the Managing Owner and Chief Executive Officer of Strategic Restaurant Acquisition Group, a 330 unit multi-branded restaurant company. From 2002 until 2005, Mr. Comstock was Chief Executive Officer of Wherehouse Entertainment. From 1998 until 2002, Mr. Comstock was President and COO of Bennigan’s Restaurants. From 1996 until 1998, Mr. Comstock was a Senior Executive of AutoNation USA, one of the original six executives of that company. Mr. Comstock was a Senior Executive at Blockbuster Entertainment from 1991 until 1996. He started his career in 1977 with National Convenience Stores, becoming a Senior Executive in 1985. Mr. Comstock has served previously on the Board of Directors of Actio Analytics, AMF/Bowlmor and Eddie Bauer, and as Chairman of the Board of Wherehouse Entertainment Mr. Comstock received a B.B.A. degree from the University of Texas.

6

Mr. Comstock serves as a designee of the Series A Holders pursuant to the Certificate of Designations for the Series A Preferred Stock. Mr. Comstock brings extensive automotive and retail industry knowledge to the Board. Mr. Comstock’s experience as a director of other publicly traded companies and his demonstrated leadership roles in other business activities contributes to the Board’s collective knowledge, capabilities and experience.

Robert T. DeVincenzi, 63, was appointed as a director in October 2021, and served as our interim Chief Executive Officer from January 1, 2022 until September 5, 2022. Mr. DeVincenzi has a lengthy career in various high technology and services markets. Mr. DeVincenzi has served on the Board of Universal Technical Institute since 2017 and currently serves as non-executive Chairman. Since 2014, Mr. DeVincenzi has been a principal partner in Lupine Venture Group, a business advisory firm that provides strategic consulting and corporate development advisory services. Additionally, Mr. DeVincenzi has served as an Adjunct Professor of Entrepreneurship and Strategic Management at California State University, Monterey Bay since 2014. Previously, he served as a director and earlier as President and CEO of Redflex Holding Limited (2012-2021). From 2008 until its merger with HID Global/ASSA ABLOY in 2011, Mr. DeVincenzi was President and CEO of LaserCard Corporation, a biometric identification solution provider to global government and commercial clients. Mr. DeVincenzi served as Senior Vice President of Corporate Development at Solectron Inc. from 2005 to 2007. Prior to that Mr. DeVincenzi was President and CEO of Inkra Networks, Inc. from 2004 to 2005 and CEO of Ignis Optics Inc. from 2003 to 2004 and earlier held senior executive sales, marketing and strategy positions at a variety of technology and services companies. Mr. DeVincenzi received a Master of Arts degree from Gonzaga University in Organizational Leadership, a Bachelor of Science degree in Business Administration from California State University, San Luis Obispo and has completed Directors’ College at Stanford University.

Mr. DeVincenzi brings to the Board significant business leadership and strategy development experience as well as public company board expertise. Mr. DeVincenzi qualifies as an audit committee financial expert under SEC guidelines.

The following persons will continue as directors:

Continuing Members of the Board with Terms Expiring at the 2024 Annual Meeting

John North, 45, Mr. North has served as our Chief Executive Officer and director since September 6, 2022. Previously, Mr. North served as senior vice president and chief financial officer at Copart, Inc. (Nasdaq: CPRT), a leading provider of online auctions and vehicle remarketing services, from October 2020 to September 2022. Prior to that, Mr. North served as the chief financial officer of Avis Budget Group, Inc. (Nasdaq: CAR), a global leader in car and truck rental and on-demand car sharing, from March 2019 to August 2020. Prior to joining Avis Budget Group, Inc., Mr. North served for 17 years in a variety of leadership roles with Lithia Motors, Inc. (NYSE: LAD), a publicly traded auto retailer, including as chief financial officer from January 2017 to March 2019, and before that, as chief accounting officer from January 2016 to December 2016. Mr. North earned his B.S. in Finance from Santa Clara University in 1998. He is a Certified Public Accountant and a CFA Charterholder.

Mr. North’s prior management experience along with his position as our Chief Executive Officer and his broad knowledge of the automotive industry are important qualifications for the Board.

Christopher S. Shackelton, 43, was appointed as Chairman in December 2021 and was elected to the Board in March 2018. Mr. Shackelton is co-founder and managing partner of Coliseum Capital Management. Mr. Shackelton has significant public company investment and directorship experience. Mr. Shackelton has served as Chairman of ModivCare Inc. (formerly Providence Service Corp.), a healthcare company, since 2012 and as a director of Universal Technical Institute, a technical training school for the transportation industry, since 2016. Mr. Shackelton was previously Chairman of Rural/Metro Corp, an emergency ambulance company, from December 2010 to June 2011, and Chairman of Medalogix, LLC, a healthcare analytics company, from August 2014 to May 2021, and served on the boards of BioScrip Inc., an infusion services company from March 2015 to August 2019, LHC Group Inc., a nursing care company, from November 2012 through August 2017, Advanced Emissions Solutions Inc., a clean energy technology company, from August 2014 through May 2016, and Interstate Hotels Inc., a global hotel management company, from February 2009 through March 2010. Mr. Shackelton is actively involved in multiple charitable organizations. Previously, Mr. Shackelton worked at Watershed Asset Management and Morgan Stanley & Co. Mr. Shackelton received a bachelor’s degree in Economics from Yale College in 2001.

7

Mr. Shackelton serves as a designee of the Series A Holders pursuant to the Certificate of Designations for the Series A Preferred Stock. Mr. Shackelton’s investment and business experience and broad understanding of the capital markets, business cycles, and capital investment and allocation are important qualifications for the Board. His experience as a director of other publicly-traded companies and his experience with a private investment company contribute to the Board’s collective knowledge, capabilities and experience.

James J. Fredlake, 59, was elected as a director in March 2018 and had served on the board of directors of Lazy Days’ R.V. Center, Inc. since 2010. Mr. Fredlake retired as Chief Executive Officer of Anchor Glass Container Corp in early 2017 after more than eight years as Chief Executive Officer and three years as Chief Financial Officer. Mr. Fredlake’s background includes ten years with Alcoa Corporation after starting his professional career in public accounting . Mr. Fredlake serves on the board of Libbey, Inc. (for which he also serves as the audit committee chair) and previously served on the boards of Saxco International and Portola Packaging. Mr. Fredlake also serves as a board member for the Academy Prep Center of Tampa. Mr. Fredlake received a BS in accounting from Arizona State University.

Mr. Fredlake’s extensive management experience and his demonstrated leadership roles in other business activities are important qualifications for the Board. His extensive financial management experience and history with the Company also contribute to the Board’s collective knowledge, capabilities and experience.

Continuing Members of the Board with Terms Expiring at the 2025 Annual Meeting

Jordan Gnat, 50, was elected as a director in March 2018. Mr. Gnat is founder and CEO of Playmaker Capital Inc. (PMKR: TSXV). Playmaker is a game-changing platform that sits at the nexus of Sports, Media, Gambling and Technology that is marrying an ecosystem of sports fans across multiple channels with product tools to create outsized fan value and loyalty for sports betting companies, advertisers, and sports leagues around the world. Prior to Playmaker, Mr. Gnat served as Group Senior Vice President of The Stars Group, an owner of industry leading gaming brands, from July 2018 - May 2020. Mr. Gnat served as Senior Vice President Strategic Business Development for Scientific Games from 2011 through April 2018. Prior to joining Scientific Games in 2011, Mr. Gnat was Founder, President and Chief Executive Officer of Boardwalk Gaming and Entertainment from 2004 to 2011 which grew to become the largest charitable gaming operator in Canada. Mr. Gnat also served as Executive Vice-President of Kilmer Van Nostrand Company Limited from 2002 to 2011, and President and Chief Executive Officer of Midnorthern Group from 1994 to 2002, which grew to be the largest integrated major appliance wholesaler/retailer in Canada. Mr. Gnat is involved in several volunteer and philanthropic organizations. He is currently a member of the Board of Directors of Playmaker Capital Inc. and the Hospital for Sick Children Foundation in Toronto. Mr. Gnat received a bachelor’s degree in Political Science from the University of Western Ontario.

Mr. Gnat brings business development knowledge to the Board. Mr. Gnat’s experience as an executive provides leadership experience (including at the CEO level) that strengthens the Board’s collective knowledge, capabilities, and experience.

Erika Serow, 49, was appointed to the Board in March 2018, subsequent to our business combination with Andina Acquisition Corp. II. Ms. Serow has served as Chief Marketing Officer and Vice President of Bain & Company since January 2019 and previously held various executive positions at Bain & Company during her prior 20 year tenure there from August 1995 through December 2015, including Partner and Head of Bain’s Americas Retail Practice. Ms. Serow brings over 20 years of retail experience as an executive in the consulting and retail industries. Ms. Serow served as Global President and U.S. CEO of Sweaty Betty, a UK-based women’s activewear company from January 2016 through February 2017. Ms. Serow received an M.B.A. from Stanford University Graduate School of Business and a B.A. from Duke University. Ms. Serow serves on the board or directors of Purple Innovation, Inc.

8

Ms. Serow brings extensive retail, executive and marketing knowledge to the Board. Ms. Serow’s experience as an executive in the consulting and retail industries provides knowledge and experience that strengthens the Board’s collective knowledge, capabilities and experience.

Board Diversity Matrix

	Female	Male	Did Not Disclose
Total Number of Directors (7)
Part I: Gender Identity
Directors	1	5	1
Part II: Demographic Background
African American or Black
White	1	5
Other			1

CORPORATE GOVERNANCE INFORMATION

Board Leadership Structure

The Board has no policy regarding the need to separate or combine the offices of Chairman of the Board and Chief Executive Officer, and instead the Board remains free to make this determination from time to time in a manner that seems most appropriate for the Company. The position of Chairman of the Board is currently held by Christopher S. Shackelton. The position of Chief Executive Officer is currently held by John North. We believe this leadership structure is appropriate because it allows Mr. North to focus his efforts on running our business and managing the Company, while we realize the benefits of Mr. Shackelton’s extensive business experience and current and past service on boards of other publicly traded companies. Additionally, Mr. DeVincenzi serves as our lead independent director. Our lead independent director role is designed to ensure a strong, independent, and active board.

Director Independence

We are subject to Nasdaq’s requirement that a majority of the board of directors be “independent.” Our Board has determined that all of our directors, other than Messrs. North and Shackleton, qualify as “independent” directors in accordance with the listing requirements of Nasdaq. The Nasdaq independence definition includes a series of objective tests regarding a director’s independence and requires that the Board make an affirmative determination that a director has no relationship with the Company that would interfere with such director’s exercise of independent judgment in carrying out the responsibilities of a director. There are no Family Members as defined by Nasdaq among any of our directors or executive officers.

Role of Board in Oversight of Enterprise Risk

The Board is actively involved in the oversight and management of risks that could affect the Company. This oversight and management is conducted primarily through the Audit Committee, Compensation Committee and Nominating and Governance Committee of the Board, but the full Board has retained responsibility for general oversight of risks. The Audit Committee is primarily responsible for overseeing the risk management function, specifically with respect to management’s assessment of risk exposures (including risks related to liquidity, credit, inflation, operations, regulatory compliance and cybersecurity, among others), and the processes in place to monitor and control such exposures. Our Audit Committee regularly reviews our financial statements, certain financial disclosures, our financial and other internal controls, and regularly receives reports from management. The other committees of the Board consider the risks within their areas of responsibility. The Compensation Committee oversees risks related to the Company’s compensation policies and practices. The Compensation Committee regularly reviews our executive compensation policies and practices, and other related employee benefits, and the risks associated with each. The Nominating and Governance Committee considers issues associated with the independence of our Board and corporate governance. The Board satisfies its oversight responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

9

Committees and Attendance at Board and Committee Meetings

Our Board held 15 meetings during 2022. During that time, no member of the Board attended fewer than 75% of the aggregate of: (i) the total number of meetings of our Board (held during the period for which he or she was a director), and (ii) the total number of meetings held by all committees of the Board on which he or she served (held during the period that such director served).

Pursuant to our Bylaws, the Board may establish one or more committees of the Board, however designated, and delegate to any such committee the full power of the Board, to the fullest extent permitted by law.

Our Board has established three separately designated standing committees to assist the Board in discharging its responsibilities: the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. The charters for each committee set forth the scope of the responsibilities of that committee. The Board assesses the effectiveness and contribution of each committee on an annual basis. The charters for our Board committees are available at www.lazydays.com/investor-relations/governance#documents, and you may obtain a printed copy of any of these charters by sending a written request to: Investor Relations, Lazydays Holdings, Inc., 4042 Park Oaks Blvd., Suite 350, Tampa, Florida 33610.

Audit Committee

The members of this committee are Messrs. Fredlake (Chair), Comstock and Gnat. The Board has determined that Mr. Fredlake is an “audit committee financial expert”, as defined in Item 407 of Regulation S-K. The Audit Committee held eight meetings during 2022.

The primary function of the Audit Committee is to assist the Board in fulfilling its responsibilities by overseeing our accounting and financial processes and the audits of our financial statements. The Audit Committee has the ultimate authority and direct responsibility for the selection, appointment, compensation, retention and oversight of the work of the Company’s independent auditor that is engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company (including the resolution of disagreements between management and the independent auditors regarding financial reporting), and the independent auditor must report directly to the Audit Committee. The Audit Committee also is responsible for the review of proposed transactions between the Company and related parties. For a complete description of the Audit Committee’s responsibilities, please refer to the Audit Committee Charter.

Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

Compensation Committee

The members of the Compensation Committee are Ms. Serow (Chair) and Messrs. DeVincenzi and Gnat. Mr. Comstock served on the Compensation Committee from approximately January 1, 2022 until September 5, 2022, while Mr. DeVincenzi was serving as our interim chief executive officer. The Compensation Committee held eight meetings during 2022.

The Compensation Committee was established to, among other things, administer and approve all elements of compensation and awards for our executive officers. The Compensation Committee has the responsibility to review and approve the Company’s goals and objectives relevant to the Chief Executive Officer’s compensation, evaluate individual performance of the Chief Executive Officer in light of those goals and objectives, determine and approve the compensation of all executive officers, review and make recommendations regarding the adoption of and amendments to incentive compensation and equity-based plans. The Compensation Committee may delegate the power to administer the Company’s incentive and equity-based compensation plans, including the grant of stock options, restricted stock, and other equity awards under such plans. It may also delegate any of its responsibilities to one or more subcommittees as the Committee may from time to time deem appropriate. For a complete description of the Compensation Committee’s responsibilities, please refer to the Compensation Committee Charter.

ClearBridge Compensation Group, LLC (“ClearBridge”), an independent compensation consulting firm, was engaged by the Compensation Committee in 2022 to advise the Compensation Committee regarding the amount and types of compensation provided to our executive officers.

10

Nominating and Governance Committee

The members of the Nominating and Governance Committee are Messrs. Comstock (Chair) and Fredlake and Ms. Serow. The Nominating and Governance Committee held four meetings during 2022.

The Nominating and Governance Committee is responsible for identifying individuals qualified to become members of the Board or any committee of the Board; recommending nominees for election as directors at each annual stockholder meeting; recommending candidates to fill any vacancies on the Board or any committee of the Board; and overseeing the evaluation of the Board. For a complete description of the Nominating and Governance Committee’s responsibilities, please refer to the Nominating and Governance Committee Charter.

The Nominating and Governance Committee will consider all qualified director candidates identified by various sources, including members of the Board, management and stockholders. Candidates for directors recommended by stockholders will be given the same consideration as those identified from other sources. The Nominating and Governance Committee is responsible for reviewing each candidate’s biographical information, meeting with each candidate and assessing each candidate’s independence, skills and expertise based on a number of factors. While we do not have a formal policy on diversity, when considering the selection of director nominees, the Nominating and Governance Committee considers individuals with diverse backgrounds, viewpoints, accomplishments, cultural backgrounds and professional expertise, among other factors.

Code of Ethics and Business Conduct Policy

In order to clearly set forth our commitment to conduct our operations in accordance with our high standards of business ethics and applicable laws and regulations, the Board has adopted a Code of Business Conduct (“Code of Conduct”), which is applicable to all directors, officers and employees. A copy of the Code of Conduct is available on our corporate website at www.lazydays.com/investor-relations/governance#documents. You also may obtain a printed copy of the Code of Conduct by sending a written request to: Investor Relations, Lazydays Holdings, Inc., 4042 Park Oaks Blvd., Suite 350, Tampa, Florida 33610. In the event that we amend or waive any of the provisions of the Code of Conduct that relate to any element of the code of ethics, as defined in Item 406(b) of Regulation S-K, we intend to disclose the amendment or waiver on our Investor Relations website.

Policy on Employee, Officer and Director Hedging

Our insider trading policy provides that our directors, officers, employees and members of their immediate family may not engage in any hedging or monetization transactions with respect to our securities, including by trading in put or call options, warrants, swaps, forwards and other derivatives or similar instruments on our securities, or by selling our securities “short.” Anyone may, in accordance with the insider trading policy and any other applicable corporate policies, exercise options granted to them by the Company.

Stock Ownership Guidelines for Executive Officers and Directors

The Board adopted stock ownership and holding requirements guidelines (the “Stock Ownership Guidelines”) in April 2022 to further align the interests of the executive officers and directors with the interests of stockholders and to further promote the Company’s commitment to sound corporate governance. The guidelines require the Company’s Chief Executive Officer to hold an amount of stock at least equal to four times base salary, and the Chief Financial Officer and Vice President and National General Manager to hold an amount of stock at least equal to three times base salary. A non-employee director is required to hold an amount of stock equal to at least four times the retainer paid to the director.

Shares that satisfy the Stock Ownership Guidelines consist of: (i) shares of common stock of the Company owned by an executive officer or director, including shares acquired upon the vesting of restricted stock and restricted stock units, and (ii) unexercised stock options, unvested restricted stock and unvested restricted stock units.

11

Executive officers and directors are expected to achieve their respective target holdings levels within three years of the date of the adoption of the Stock Ownership Guidelines and to maintain their ownership at or above their target holdings levels after.

Director Nomination Process

Guidelines for Selecting Director Nominees

The Nominating and Governance Committee will consider persons identified by its members, management, stockholders and others. Nominees will be reviewed in the context of the current composition of the Board (including the diversity in background, experience, and viewpoints of the Board), the operating requirements of the Company and the long-term interests of the Company’s stockholders. In conducting its assessment, the Nominating and Governance Committee will consider and evaluate each nominee based upon its assessment of the following criteria:

●	Whether the candidate is independent pursuant to the requirements of Nasdaq.
●	Whether the candidate is accomplished in his or her field and has a reputation, both personal and professional, that is consistent with the image and reputation of the Company.
●	Whether the candidate has the ability to read and understand basic financial statements. The Nominating and Governance Committee also will determine if a candidate satisfies the criteria for being an “audit committee financial expert,” as defined by the SEC.
●	Whether the candidate has relevant experience and expertise and would be able to provide insights and practical wisdom based upon that experience and expertise.
●	Whether the candidate has knowledge of the Company and issues affecting the Company.
●	Whether the candidate is committed to enhancing stockholder value.
●	Whether the candidate fully understands, or has the capacity to fully understand, the legal responsibilities of a director and the governance processes of a public company.
●	Whether the candidate is of high moral and ethical character and would be willing to apply sound, objective, and independent business judgment, and to assume broad fiduciary responsibility.
●	Whether the candidate has, and would be willing to commit, the required hours necessary to discharge the duties of Board membership.
●	Whether the candidate has any prohibitive interlocking relationships or conflicts of interest.
●	Whether the candidate is able to develop a good working relationship with other Board members and contribute to the Board’s working relationship with the senior management of the Company.
●	Whether the candidate is able to suggest business opportunities to the Company.

If a stockholder wishes to suggest a proposed name of a nominee for consideration by the Nominating and Governance Committee, the stockholder must submit his/her/its recommendation not less than sixty (60) days nor more than ninety (90) days prior to the annual meeting of stockholders to the Corporate Secretary at Lazydays Holdings, Inc., 4042 Park Oaks Blvd., Suite 350, Tampa, Florida 33610. The stockholders’ recommendation must contain the following information about the nominee:

●	Name;
●	Age;
●	Business and current residence addresses, as well as residence addresses for the past 20 years;
●	Principal occupation or employment and employment history (name and address of employer and job title) for the past 10 years (or such shorter period as the candidate has been in the workforce);
●	Educational background;
●	Permission for the Company to conduct a background investigation, including the right to obtain education, employment, and credit information;
●	The number of shares of common stock of the Company beneficially owned by the candidate;
●	The information that would be required to be disclosed by the Company about the candidate under the rules of the SEC in a Proxy Statement soliciting proxies for the election of such candidate as a director (which currently includes information required by Items 401, 404 and 405 of Regulation S-K); and
●	A signed consent of the nominee to serve as a director of the Company, if elected.

Communication with Directors

The Board has adopted a process to facilitate written communications by stockholders or other interested parties to the entire board, the independent members of the Board as a group or any individual member of the Board. Persons wishing to write to the Board, to a specified director or to a committee of the Board, should send correspondence to the Corporate Secretary at Lazydays Holdings, Inc., 4042 Park Oaks Blvd., Suite 350, Tampa, Florida 33610 or to investors@lazydays.com.

The Corporate Secretary will forward to the directors all communications that, in his or her judgment, are appropriate for consideration by the directors. Examples of communications that would not be appropriate for consideration by the directors include commercial solicitations and matters not relevant to the stockholders, to the functioning of the board, or to the affairs of Lazydays.

Attendance at Annual Meetings

We do not have a formal policy requiring director attendance at annual meetings of stockholders, but we do encourage all of our directors to attend the annual meetings of stockholders. None of our Board members, other than Christopher Shackleton and Robert DeVincenzi, attended our 2022 annual meeting of stockholders.

12

EXECUTIVE OFFICERS OF LAZYDAYS

The executive officers of Lazydays as of April 28, 2023 are as follows:

Name	Age	Position
John North	45	Chief Executive Officer
Kelly Porter	50	Chief Financial Officer

John North — Please refer to the biographical information listed above in Proposal 1.

Kelly Porter — Ms. Porter has served as our Chief Financial Officer since October 31, 2022. Previously, Ms. Porter held various leadership roles with Lithia Motors, Inc. (NYSE: LAD), the largest automotive dealership group in the United States, from October 2017 until October 2022, most recently as Corporate Controller and Vice President of Financial Planning & Analysis. Prior to joining Lithia, Ms. Porter was a Partner at Moss Adams, a public accounting firm, spending over 20 years growing their Dealership Accounting Services practice. Ms. Porter holds a bachelor’s degree in Accounting from Arizona State University and is a licensed CPA in Oregon.

13

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Under applicable SEC rules, a person is deemed to be the “beneficial owner” of a voting security if such person has (or shares) either investment power or voting power over such security or has (or shares) the right to acquire such security within 60 days by any of a number of means, including upon the exercise of options or warrants or the conversion of convertible securities. A beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by the beneficial owner, but not those held by any other person, and which are exercisable or convertible within 60 days, have been exercised or converted.

As of April 21, 2023, 17,255,228 shares of common stock were issued and 13,843,006 were outstanding, and 600,000 shares of preferred stock were issued and outstanding. The following table sets forth information with respect to the beneficial ownership of our common stock and preferred stock as of April 21, 2023, by: (i) each of our directors and named executive officers, (ii) all of our directors and executive officers as a group, and (iii) each stockholder known by us to be the beneficial owner of more than 5% of our voting securities. To our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the voting securities beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the voting securities listed below are held under a voting trust or similar agreement, except as noted. To our knowledge, there is no arrangement, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of the Company.

Unless otherwise noted below, the address of each person listed on the table is c/o Lazydays Holdings, Inc., 4042 Park Oaks Blvd., Suite 350, Tampa, Florida 33610.

Name of Beneficial Owners	Amount and Nature of Beneficial Ownership (Common Stock)		Percent of Class(1)	Amount and Nature of Beneficial Ownership (Series A Preferred Stock)(2)		Percent of Class(3)	Percent of Total Voting Power(4)
Directors and Named Executive Officers
John North	—		*	—		—	—
Kelly Porter	—		*	—		—	—
William P. Murnane	1,150,021	(5)	8.3%	—		—	5.8%
Robert DeVincenzi	80,708		*	—		—	—
Nicholas Tomashot	154,237	(6)	1.1%	—		—	*
Jerry Comstock	37,318	(7)	*	—		—	*
James J. Fredlake	56,688	(8)	*	—		—	*
Jordan Gnat	31,622	(8)	*	—		—	*
Erika Serow	26,622	(8)	*	—		—	*
Christopher S. Shackelton	10,490,038	(9)	55.6%	500,000	(10)	83.3%	52.8%
All directors and executive officers as a group (10 persons)	12,027,254	(11)	63.2%	500,000		83.3%	63.5%

5% or Greater Securityholders
Coliseum Capital Partners, L.P.	9,754,384	(12)	51.7%	365,511	(13)	60.9%	49.1%
Park West Asset Management LLC	1,118,434	(14)	9.99%	100,000	(14)	16.7%	5.6%

*	Less than 1 percent

(1)	For purposes of this column, the number of shares of the class outstanding reflects the sum of: (i) 13,843,006 shares of common stock that were outstanding as of April 21, 2023; and (ii) the number of shares of common stock, if any, which the relevant person could acquire on exercise of options, warrants, pre-funded warrants or conversion of the preferred stock within 60 days of April 21, 2023.

(2)	This column includes the number of shares of preferred stock. The number of shares of common stock that could be obtained upon the conversion of preferred stock at the current conversion rate is included in the column entitled “Amount and Nature of Beneficial Ownership (Common Stock).”

(3)	Certain purchasers of the preferred stock are entitled to vote upon all matters upon which holders of common stock have the right to vote and are entitled to the number of votes equal to the number of full shares of common stock into which such shares of preferred stock could be converted at the then applicable conversion rate.

14

(4)	The Percent of Total Voting Power is calculated by dividing: (A) the aggregate number of shares of common stock beneficially owned under Rule 13d-3 of the Exchange Act by the relevant person, including all shares of common stock issuable upon conversion of preferred stock, subject to the beneficial ownership limitations contained therein by: (B) the sum of (x) the number of shares of common stock issued and outstanding, (y) the number of shares of common stock that could be acquired upon the conversion of all shares of preferred stock issued and outstanding, subject to the beneficial ownership limitations contained therein and (z) the number of shares of common stock, if any, which the relevant person could acquire on exercise of options or warrants within 60 days of April 21, 2023.

(5)	For Mr. Murnane, amounts are as of January 1, 2022, when his resignation from the Company became effective.

(6)	Includes 58,377 shares of common stock at an exercise price of $11.10 per share that are or will become exercisable within 60 days of April 21, 2023. Amounts are as of November 17, 2022, the date of Mr. Tomashot’s last Form 4, after which he ceased to be a reporting person.

(7)	Includes 2,640 shares issuable upon the exercise of options at an exercise price of $23.11 per share and 10,230 shares issuable upon the exercise of options at an exercise price of $7.91 per share that are or will become exercisable within 60 days of April 21, 2023.

(8)	Includes: (i) 3,289 RSUs that will vest on June 9, 2023 and (ii) 23,333 shares of common stock issuable upon the exercise of options as follows: 2,666 shares of common stock at an exercise price of $7.91 per share and 20,667 shares at an exercise price of $23.11 per share that are or will become exercisable within 60 days of April 21, 2023.

(9)

Consists of: (i) 4,968,944 shares of common stock that could be obtained upon the conversion of 500,000 shares of preferred stock at the current conversion rate; (ii) the equivalent of 29,405 shares of common stock that could be voted as a result of accrued and unpaid Preferred Dividends (as defined in the Certificate of Designations of the preferred stock) at the current conversion rate; (iii) 5,455,134 shares of common stock; (iv) 33,666 shares of common stock issuable upon the exercise of options held by Coliseum Capital Partners, L.P. (“CCP”) and granted for Mr. Shackelton’s services on the Board that are or will become exercisable within 60 days of April 21, 2023 as follows: 31,000 shares of common stock at an exercise price of $7.91 per share and 2,666 shares of common stock at an exercise price of $23.11 per share; and (v) 3,289 restricted stock units held by CCP and granted for Mr. Shackelton’s services on the Board that will vest on June 9, 2023.

Based on the Form 4 filed March 20, 2023 and Amendment No. 15 to their Schedule 13D filed on March 20, 2023, Coliseum Capital Management, LLC (“CCM”) is an investment adviser whose clients, including CCP, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Common Stock. Coliseum Capital, LLC (“CC”) is the general partner of CCP. Adam Gray and Christopher Shackelton are the managers of CC and CCM. Mr. Gray and Mr. Shackelton share voting and dispositive power over the securities held by the foregoing entities. The address for each of Christopher Shackelton and CCP is 105 Rowayton Avenue, Rowayton, Connecticut 06853.

(10)	Consists of 500,000 shares of preferred stock, of which 365,511 shares of preferred stock are held by CCP and 134,489 shares of preferred stock are held by an investment advisory client of CCM.

(11)	Includes: (i) 4,968,944 shares of common stock that could be obtained upon the conversion of 500,000 shares of preferred stock at the current conversion rate and 29,405 shares of common stock that could be voted as a result of accrued and unpaid Preferred Dividends; (ii) 9,867 RSUs that will vest within 60 days of April 21, 2023 and (iii) 174,912 shares of common stock issuable upon the exercise of options at various exercise prices that are or will become exercisable, or restricted stock units that will vest, within 60 days of April 21, 2023.

(12)	Consists of: (i) 4,968,944 shares of common stock that could be obtained upon the conversion of 365,511 shares of preferred stock at the current conversion rate; (ii) the equivalent of 29,405 shares of common stock that could be voted as a result of accrued and unpaid Preferred Dividends (as defined in the Certificate of Designations of the preferred stock) at the current conversion rate; (iii) 4,719,080 shares of common stock; (iv) 33,666 shares of common stock issuable upon the exercise options of held by CCP and granted for Mr. Shackelton’s services on the Board that are or will become exercisable within 60 days of April 21, 2023 as follows: 31,000 shares of common stock at an exercise price of $7.91 per share and 2,666 shares of common stock at an exercise price of $23.11 per share; and (v) 3,289 restricted stock units held by CCP and granted for Mr. Shackelton’s services on the Board that will vest on June 9, 2023.

(13)	Consists of 365,511 shares of preferred stock held by CCP.

(14)

Consists of: (i) Park West Asset Management LLC, a Delaware limited liability company (“PWAM”), (ii) Park West Investors Master Fund, Limited, a Cayman Islands exempted company (“PWIMF”) and (iii) Peter S. Park (“Mr. Park” and, collectively with PWAM and PWIMF, “Park West”). PWAM is the investment manager to PWIMF and Park West Partners International, Limited (“PWPI” and, collectively with PWIMF, the “PW Funds”). Mr. Park is the controlling manager of PWAM.

As of April 21, 2023, PWIMF beneficially held: (i) 716,979 shares of common stock; (ii) 266,612 prefunded warrants; and (iii) 88,954 shares of preferred stock, subject to the ownership limitations described below.

As of April 21, 2023, PWPI held: (i) 79,343 shares of common stock, (ii) 33,745 prefunded warrants; and (iii) 11,046 shares of preferred stock, subject to the ownership limitations described below.

The prefunded warrants and preferred stock are subject to exercise and conversion limitations prohibiting the exercise or conversion of each security to the extent that it would result in the holder, or any of its affiliates, being deemed to beneficially own in excess of 9.99% of the then-outstanding shares of the Company’s common stock. Based on the foregoing, 9.99% of the shares of common stock deemed to be issued and outstanding as of April 21, 2023 may be deemed to be beneficially owned: (x) directly by PWIMF, (y) indirectly by PWAM, as the investment manager to the PW Funds, and (z) indirectly by Mr. Park, as the controlling manager of PWAM.

15

EXECUTIVE COMPENSATION

Lazydays Executive Officer and Director Compensation

The following sections provide compensation information pursuant to the scaled disclosure requirements applicable to smaller reporting companies under SEC rules.

Overview

Lazydays’ named executive officers for the year ended December 31, 2022 consist of John North, Chief Executive Officer, Kelly Porter, Chief Financial Officer, Robert DeVincenzi, former interim Chief Executive Officer, William P. Murnane, former President and Chief Executive Officer and Nicholas Tomashot, former Chief Financial Officer, Treasurer and Secretary.

Lazydays’ compensation policies and philosophies are designed to align executive compensation with business objectives and the creation of stockholder value, while also enabling Lazydays to attract, motivate and retain individuals who contribute to Lazydays’ long-term success. Lazydays historically provides a portion of its executive officers’ compensation as long-term incentive compensation in the form of equity awards or performance based cash compensation and links a significant portion of annual cash compensation to performance objectives.

The compensation of Lazydays’ named executive officers has historically consisted of a base salary, an annual cash incentive and retirement, health and welfare benefits. In addition, Lazydays has granted its named executive officers, as well as other members of its management team, long term incentive awards in the form of options and/or transaction bonuses. Pursuant to their employment agreements, certain of Lazydays’ named executive officers are eligible to receive certain payments and benefits upon a termination of employment under certain circumstances. Lazydays is not required to hold a say on pay vote this year. The next say on pay vote will be held at the 2024 annual meeting.

16

Summary Compensation Table

The following table presents summary information regarding the total compensation for the years ended December 31, 2022 and 2021 for the named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Nonequity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
John North	2022	173,077	—	1,725,208	—	85,842	12,823	1,996,950
Chief Executive Officer

Kelly Porter	2022	47,115	—	705,668	—	19,901	17,261	789,945
Chief Financial Officer

Robert DeVincenzi	2022	304,615	—	224,996	225,038	360,000	28,490	1,143,139
Former Interim Chief Executive Officer

William P. Murnane	2022	1,354	—	—	—	—	—	1,354
Former Chief Executive Officer	2021	550,385	—	—	—	—	5,700	556,085	(5)

Nicholas Tomashot	2022	345,000	—	—	—	257,969	6,100	609,069
Former Chief Financial Officer	2021	346,635	—	—	—	299,174	5,700	651,509	(5)

(1)	The amounts shown in the “Stock Awards” column reflect the grant date fair value of the awards under FASB ASC Topic 718 (disregarding estimated forfeitures). For a description of the methodology and assumptions used to determine the amounts reflected in this columns, see Note 16 to the consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(2)	The amounts shown in the “Option Awards” column reflect the grant date fair value of the awards under FASB ASC Topic 718 (disregarding estimated forfeitures). For a description of the methodology and assumptions used to determine the amounts reflected in this columns, see Note 16 to the consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(3)	Mr. Murnane left the Company effective January 1, 2022, and as a result did not receive any non-equity incentive plan compensation.

(4)	The amounts set forth in this column include matching contributions made by the Company to the Company’s 401(k) plan. In addition, for Mr. North and Ms. Porter, the amounts set forth in this column include relocation expenses paid for by the Company. For Mr. DeVincenzi, the amount set forth in this column includes compensation Mr. DeVincenzi received for his service as a director.

(5)	The amounts actually paid to Messrs. Murnane and Tomashot for 2021 were $556,085 and $651,509, respectively. These amounts were incorrectly reported in last year’s proxy statement.

17

Narrative Disclosure to Summary Compensation Table

Employment Agreement - John North

We entered into an employment agreement with Mr. North dated July 14, 2022. The employment agreement provides that Mr. North will receive a monthly base salary of $50,000. Additionally, Mr. North was granted a one-time restricted stock unit award under the Company’s Amended and Restated 2018 Long Term Incentive Plan of 105,308 restricted stock units. This award vests over three years, with one-third of the award vesting on each anniversary of Mr. North’s start date with the Company, provided that Mr. North remains employed by the Company from the grant date through each vesting period. Mr. North is also eligible to receive annual cash bonuses and annual grants of options to purchase the Company’s shares. Additionally, Mr. North may be eligible to receive a bonus of up to $300,000 under certain circumstances.

Pursuant to the terms of the employment agreement, Mr. North is entitled to severance equal to two times the sum of: (i) his base salary in effect immediately prior to the date of termination and (ii) 100% of the target annual bonus for the year in which the date of termination occurs if his employment is terminated by us without cause (and not due to death or disability), or he resigns for good reason, in either case, prior to January 1, 2027.

Employment Agreement – Kelly Porter

We entered into an employment agreement with Ms. Porter dated October 3, 2022. The employment agreement provides that Ms. Porter will receive a base salary of $350,000. Additionally, Ms. Porter was granted a one-time restricted stock unit award containing terms substantially similar to the terms of the Company’s Amended and Restated 2018 Long Term Incentive Plan of 55,762 restricted stock units. This award vests over three years, with one-third of the award vesting on each anniversary of Ms. Porter’s start date with the Company, provided that Ms. Porter remains employed by the Company from the grant date through each vesting period. Ms. Porter is also eligible to receive annual cash bonuses and annual grants of options to purchase the Company’s shares.

Pursuant to the terms of the employment agreement, Ms. Porter is entitled to severance equal to 1.5 times the sum of: (i) her base salary in effect immediately prior to the date of termination and (ii) 100% of the target annual bonus for the year in which the date of termination occurs if her employment is terminated by us without cause (and not due to death or disability), or she resigns for good reason, in either case, prior to January 1, 2027.

Offer Letter and Transition Agreement – Nicholas Tomashot

Mr. Tomashot served as our Chief Financial Officer until November 15, 2022.

Lazydays entered into an offer letter with Mr. Tomashot when he was hired as Chief Financial Officer in 2018. The offer letter provides for an initial base salary of $325,000 per year. In addition, Mr. Tomashot was eligible to receive an annual cash incentive bonus based on the achievement of performance objectives to be established by the Chief Executive Officer and approved by the Board. Mr. Tomashot’s target bonus was 75% of his annual base salary (with the potential to earn a maximum of up to 150% of his target bonus). Mr. Tomashot was also eligible to participate in any employee benefit plans as may be adopted by Lazydays from time to time.

The offer letter provided that if Mr. Tomashot was terminated without cause, he would, subject to entering into a general release of claims, receive severance equal to twelve months of his base salary and that if such termination was following a change in control, he would have also been eligible to receive a pro-rated bonus, if the Board determines that the performance objectives have been met.

On October 19, 2022, we entered into a Transition Agreement (the “Transition Agreement”) Mr. Tomashot. Pursuant to the Transition Agreement, Mr. Tomashot will remain as an employee at his current base salary through November 1, 2023 and is eligible for a bonus for 2022. Additionally, Mr. Tomashot’s restricted stock units and options to purchase common stock will continue to vest in accordance with their terms, so long as Mr. Tomashot remains employed by the Company. Mr. Tomashot is subject to certain restrictive covenants regarding non-competition and non-solicitation.

18

Employment Agreement – Robert DeVincezi

In connection with his appointment as the interim Chief Executive Officer of Lazydays Holdings, Inc. (the “Company”), Mr. DeVincenzi entered into an employment agreement, dated January 3, 2022 (the “Employment Agreement”).

Under the terms of the Employment Agreement, Mr. DeVincenzi was entitled to receive a monthly base salary of $37,500 and a one-time transition payment of $25,000. Additionally, Mr. DeVincenzi was granted an option to purchase 25,032 shares of common stock at an exercise price of $30.00 (the “Option Award”) under the Company’s 2018 Long Term Incentive Plan (the “Plan”), as well as a one-time restricted stock unit award under the Plan of 10,613 restricted stock units (the “RSU Award”). The RSU Award and Option Award each vested on December 31, 2022.

Employment Agreement and Employment Offer Letter – William P. Murnane

Mr. Murnane served as our Chief Executive Officer until January 1, 2022.

We entered into an employment agreement with Mr. Murnane on March 15, 2018. The employment agreement for Mr. Murnane provided for an initial base salary of $540,000, subject to annual discretionary increases. Mr. Murnane is eligible to participate in any employee benefit plans adopted by the Company from time to time and to receive an annual cash bonus based on the achievement of performance objectives. Mr. Murnane’s target bonus for 2021 was 100% of his base salary.

The employment agreement for Mr. Murnane provided that if he was terminated for any reason, he was entitled to receive any accrued benefits, including any earned but unpaid portion of base salary through the date of termination, subject to withholding and other appropriate deductions. In addition, in the event Mr. Murnane resigned for good reason or was terminated without cause (all as defined in the employment agreement) prior to January 1, 2022, subject to entering into a release, the Company would pay Mr. Murnane severance equal to two times base salary and average bonus for Mr. Murnane.

19

Outstanding Equity Awards at Fiscal Year End - 2022

The following table summarizes information concerning the outstanding equity awards, including unexercised options, as of December 31, 2022, for each of Lazydays’ named executive officers:

Outstanding Equity Awards at December 31, 2022
Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: number of unearned shares, units or other rights that have not vested (#)	Equity Incentive Plan Awards: market or payout value of unearned shares, units or other rights that have not vested ($)
John North	—	—		—	—	105,308	1,257,378	—	—
Kelly Porter	—	—		—	—	55,762	665,798	—	—
Robert DeVincenzi	—	29,599	(1)	14.55	6/10/2027	—	—	15,464	184,640
	—	25,032		30.00	1/03/2027
William P. Murnane	—	—		—	—	—	—	—	—
Nicholas Tomashot	58,337	—		11.10	5/07/2023	—	—	3,540	42,268

(1)	The options vest as follows: 30% of the option shall vest once the VWAP (defined below) is equal to or greater than $13.125 per share for at least thirty (30) out of thirty-five (35) consecutive trading days (“Specific Period”); an additional 30% of the option shall vest once the VWAP is equal to or greater than $17.50 per share for a Specific Period; an additional 30% of the option shall vest once the VWAP is equal to or greater than $21.875 per share for a Specific Period; and an additional 10% of the option shall vest once the VWAP is equal to or greater than $35 per share for a Specific Period; provided that the reporting person remains continuously employed by the Company (and/or any of its subsidiaries) from the grant date through (and including) the relevant date of vesting. Any such VWAP shall be adjusted for share splits, extraordinary dividends, reorganizations, recapitalizations or similar events. “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the shares are then listed or quoted on a national securities exchange, the daily volume weighted average price of the shares for such date (or the nearest preceding date) on the national securities exchange on which the shares are then listed or quoted as reported by Bloomberg L.P. (based on a trading day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)), (b) if the shares are not then listed or quoted for trading on any national securities exchange and if prices for the shares are then reported on the OTC Bulletin Board or in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the shares so reported, or (c) in all other cases, the fair market value of the shares as determined in good faith by the committee.
(2)	The restricted stock units vest as follows: for Mr. North, 35,103 on September 6, 2023, 35,103 on September 6, 2024 and 35,102 on September 6, 2025; for Ms. Porter, 18,588 on October 31, 2023, 18,587 on October 31, 2024 and 18,587 on October 31, 2025; and for Mr. Tomashot, on March 15, 2023.

20

Equity Compensation Plan Information Table

The following information is with respect to our 2018 Long-Term Incentive Plan as of December 31, 2022.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	3,917,161	$11.73	715,444
Equity compensation plans not approved by security holders	—	—	—
Total	3,917,161	$11.73	715,444

(1)	The information set forth in the table pertains to our 2018 Long-Term Incentive Plan as of December 31, 2022.

Director Compensation - 2022

The following table shows the compensation earned by each director who was not an officer during fiscal year 2022.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Jerry Comstock	$65,000	49,993	—	—	—	$114,993
James J. Fredlake	$60,000	49,993	—	—	—	$109,993
Jordan Gnat	$60,000	49,993	—	—	—	$109,993
Erika Serow	$60,000	49,993	—	—	—	$109,993
Christopher S. Shackelton	$65,000	49,993	—	—	—	$114,993

(1)	Our non-employee members of the Board receive annual cash compensation of $50,000 for serving on the Board, $5,000 for serving on a committee of the Board (other than the Chairman of each of the committees) and $10,000 for serving as the Chairman of any of the committees of the Board.

(2)

The amounts shown in the “Stock Awards” column reflect the grant date fair value of the awards under FASB ASC Topic 718 (disregarding estimated forfeitures). For a description of the methodology and assumptions used to determine the amounts reflected in this columns, see Note 16 to the consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

The table below sets forth the aggregate number of shares of common stock subject to stock awards and option awards held by each non-employee director outstanding as of December 31, 2022.

Name	Stock Awards	Option Awards
Jerry Comstock	3,289	12,870
James J. Fredlake	3,289	23,333
Jordan Gnat	3,289	23,333
Erika Serow	3,289	23,333
Christopher S. Shackelton	3,289	33,666	(a)

(a)	At the request of Mr. Shackelton, the option award he was entitled to receive for his service as a director of the Company was granted to Coliseum Capital Partners, L.P.

21

Pay Versus Performance

In accordance with the SEC’s new Pay Versus Performance (“PVP”) rules, the following table sets forth information concerning the compensation of our Named Executive Officers for each of the fiscal years ended December 31, 2022 and 2021, and our financial performance for each such fiscal year:

	Summary Compensation Table Total for Mr. Devincenzi ($)(1)	Summary Compensation Table Total for Mr. North ($)(1)	Summary Compensation Table total for Mr. Murnane ($)(1)	Compensation Actually Paid to Mr. DeVincenzi ($)(1)	Compensation Actually Paid to Mr. North ($)(1)	Compensation Actually Paid to Mr. Murnane ($)(1)	Average Summary Compensation Table Total for Non-CEO NEOs ($)(2)	Average Compensation Actually Paid to Non-CEO NEOs ($)(2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return	Net Income (dollars in thousands)
2022	1,143,139	1,996,950	1,354	922,074	1,529,120	1,354	699,507	662,580	73.48	66,393
2021	—	—	556,085	—	—	4,696,704	651,509	2,307,761	132.55	82,021

(1)	Mr. Murnane was our Chief Executive Officer until January 1, 2022. As such, Mr. Murnane is reflected in the table as a principal executive officer (the “PEO”) for 2021 and 2022. Mr. DeVincenzi served as our interim Chief Executive Officer from January 1, 2022 until September 5, 2022, and is reflected in the table as a PEO for 2022. Mr. North has served as our Chief Executive Officer since September 6, 2022, and is reflected in the table as a PEO for 2022.
(2)	For 2021, the non-PEO NEO is Mr. Tomashot. For 2022, the non-PEO NEOs are Ms. Porter and Mr. Tomashot.

Narrative Disclosure to Pay Versus Performance

Relationship between Pay and Company Total Shareholder Return

The graphs below reflect the relationship between the CEO and average Non-CEO NEO compensation actually paid (“CAP”) and the Company’s total shareholder return (assuming an initial fixed investment of $100) for the fiscal years ended December 31, 2022 and 2021:

Relationship between Pay and Net Income

The graph below reflects the relationship between the CEO and average Non-CEO NEO CAP and the Company’s net income for the fiscal years ended December 31, 2022 and 2021:

22

REPORT OF THE AUDIT COMMITTEE

The following Report of our Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this Report by reference.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, for preparing the financial statements and for the report process. The Audit Committee members do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent registered public accounting firm. We have engaged our independent registered public accounting firm to report on the conformity of the Company’s financial statements to accounting principles generally accepted in the United States. In this context, the Audit Committee reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements with management of the Company.

2.	The Audit Committee has discussed with RSM, our independent registered public accounting firm for the year ended December 31, 2022, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.

3.	The Audit Committee has received the written disclosures and the letter from RSM required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and the Audit Committee has discussed with RSM RSM’s independence.

4.	Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board that the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.

James J. Fredlake, Chairman

Jerry Comstock

Jordan Gnat

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Policy and Procedures

Our Audit Committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. Our written related party transactions policy is contained in our Code of Business Conduct. The Audit Committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director is permitted to participate in the approval of any transaction in which he or she was a related party, but that director is required to provide the audit committee with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete an annual directors’ and officers’ questionnaire that will elicit information about related party transactions.

23

PROPOSAL 2 –

RATIFICATION OF THE APPOINTMENT OF RSM US LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDED DECEMBER 31, 2023

In accordance with its charter, the Audit Committee of our Board has selected RSM, an independent registered public accounting firm, as the Company’s auditors for the fiscal year ended December 31, 2023, and our Board is asking stockholders to ratify that appointment. We are not required to have the stockholders approve the selection of RSM as our independent auditor. We nonetheless are doing so because we believe it is a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider the retention of RSM, but ultimately may decide to retain RSM as the Company’s independent auditor. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time if it determines that such a change would be in the best interests of the Company and its stockholders.

Change in Independent Registered Public Accounting Firm

On April 23, 2021, the Audit Committee approved the appointment of RSM as our independent registered public accounting firm for the fiscal year ended December 31, 2021. In connection with this appointment, the Audit Committee approved the dismissal of Marcum LLP (“Marcum”), our then-current independent registered public accounting firm. Marcum served as our independent registered public accounting firm for fiscal years 2020 and 2019.

The audit reports of Marcum on our consolidated financial statements for the years ended December 31, 2020 and 2019 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent years ended December 31, 2020 and December 31, 2019, and during the subsequent interim period through April 23, 2021: (i) there were no disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to Marcum’s satisfaction, would have caused Marcum to make reference to the subject matter of the disagreements in connection with its reports on the Company’s consolidated financial statements for such years, and (ii) there were no reportable events (as defined by Item 304(a)(1)(v) of Regulation S-K).

At the time of its dismissal, we provided Marcum with a copy of the disclosures reproduced in this proxy statement and requested that Marcum furnish us with a letter addressed to the SEC stating whether or not Marcum agrees with our statements. A copy of the letter, furnished by Marcum in response to that request, is filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on April 29, 2021.

During the fiscal years ended December 31, 2020 and December 31, 2019, and during the subsequent interim period through April 23, 2021, neither us nor anyone on our behalf has consulted with RSM regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report nor oral advice was provided to us that RSM concluded was an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matters that were the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Representatives of RSM are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

24

Audit Fees and Services

Audit and other fees billed to us by RSM for the years ended December 31, 2022 and December 31, 2021 are as follows:

Lazydays Holdings, Inc.	2022	2021
Audit Fees	$977,583	$1,064,257
Audit-Related Fees	—	347,805
Tax Fees	—	—
All Other Fees	—	—
Total	$977,583	1,412,062

Audit Fees. Consists of fees billed for professional services rendered for the audit of our consolidated financial statements, review of the interim condensed consolidated financial statements included in quarterly reports, and services that are normally provided by our independent auditors in connection with statutory or regulatory filings or engagements, including registration statements.

Audit-Related Fees. Consists of fees billed for assurance services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees”, such as accounting consultation and audits in connection with acquisitions.

Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning.

All Other Fees. Consists of fees for products and services other than the services reported above.

Pre-Approval by Audit Committee of Principal Accountant Services

The Audit Committee pre-approves all audit services and permitted non-audit services to be performed for the Company by its independent registered public accounting firm, including the fees and terms of all audit services and permitted non-audit services (subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act). The Audit Committee may form and delegate authority to subcommittees of the Audit Committee consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee pre-approved all of the audit and permitted non-audit services performed in 2022 and 2021.

Required Vote of Stockholders

The affirmative vote of a majority of the stock represented and entitled to vote at the meeting at which a quorum is present is required to ratify the appointment of RSM.

Our Board recommends that you vote FOR the proposal to ratify the appointment of RSM US LLP as the Company’s registered independent public accounting firm for 2023.

25

STOCKHOLDER PROPOSALS AND NOMINATIONS DEADLINE FOR 2024 ANNUAL MEETING

Our Amended and Restated Bylaws provide that no business may be brought before an annual meeting by a stockholder unless the stockholder has provided proper notice to us not less than 60 days nor more than 90 days prior to the annual meeting; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. Accordingly, assuming our annual meeting for 2024 is scheduled for the first anniversary of our 2023 annual meeting, any stockholder proposals and recommendations for director nominees to be considered at the 2024 annual meeting must be properly submitted to us not earlier than March 14, 2024 nor later than April 15, 2024. Each such written notice must contain the information set forth in our Amended and Restated Bylaws.

These requirements are separate from the SEC’s requirements that a stockholder must meet in order to have a proposal included in our proxy statement. For the 2024 annual meeting, under the SEC’s requirements, any stockholder proposals must be received by Lazydays no later than January 2, 2024, in order to be included in our 2024 proxy statement.

In addition to satisfying the above requirements under the Company’s Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide a notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 15, 2024.

HOUSEHOLDING; AVAILABILITY OF ANNUAL REPORT AND PROXY STATEMENT

The SEC permits companies and intermediaries, such as a brokerage firm or a bank, to satisfy the delivery requirements for Notices and proxy materials with respect to two or more stockholders sharing the same address by delivering only one Notice or set of proxy materials to that address. This process, which is commonly referred to as “householding,” can effectively reduce our printing and postage costs.

Our stockholders whose shares are held in street name will receive only one Notice or set of proxy materials per household, unless we receive contrary instructions. If you would like to receive a separate Annual Report, Notice or set of proxy materials in the future, or if your household is currently receiving multiple copies of the same items and you would like to receive only a single copy at your address in the future, please contact Householding Department by mail at 51 Mercedes Way, Edgewood, New York 11717 or by telephone at 866-540-7095 and indicate your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers. We undertake to deliver promptly upon written or oral request a separate copy of the Annual Report, proxy statement, or Notice, as applicable, to a security holder at a shared address to which a single copy of the documents was delivered.

If you would like to receive a copy of our Annual Report or this proxy statement, please contact our Investor Relations by mail at Investor Relations, Lazydays Holdings, Inc., 4042 Park Oaks Blvd., Suite 350, Tampa, Florida 33610, by telephone at (813) 204-4099 or by e-mail at investors@lazydays.com, and we will send a copy to you without charge. Please note, however, that if you wish to receive a paper proxy card or other proxy materials for the purpose of the Annual Meeting, you should follow the instructions included in the Notice of Internet Availability of Proxy Materials.

26

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/11/2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/11/2023. Have your proxy card in hand when you call and then follow the instructions.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote "FOR" the following:

1. Election of Class B director nominees to serve a three-year term expiring at the 2026 Annual Meeting:

Nominees	For	Against	Abstain
1a. Jerry Comstock	☐	☐	☐
1b. Robert DeVincenzi	☐	☐	☐

The Board of Directors recommends you vote "FOR" the following proposal:

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000613833_1 R1.0.0.6

The Proxy Statement and Form 10-K are available at www.proxyvote.com

LAZYDAYS HOLDINGS, INC.
Annual Meeting of Stockholders
June 12, 2023 9:00 AM, Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) John North and Kelly Porter, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock and Series A Convertible Preferred Stock of LAZYDAYS HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, Eastern Time on June 12, 2023, via live audio webcast by visiting www.virtualshareholdermeeting.com/LAZY2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR the election of the nominees named in Proposal 1 and FOR Proposal 2.

Continued and to be signed on reverse side

0000613833_2 R1.0.0.6